Exhibit 10.5

Shanghai Fendan Information Technology Co., Ltd

Employment Agreement

Employee Name:

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Party A (Employer): Shanghai Fendan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

Domicile: Room 2308, Cross Tower, 318 Fuzhou Road, Huangpu District, Shanghai 200122

Party B (Employee):

ID Card No.:

Registered Permanent Residence:

Present Address:

Tel:

(The above address is the valid contact address confirmed by the Employee, and any change in the address shall be notified in writing to the Employer within a week. If any document is not served to the Employee because the Employee fails to provide his/her correct contact address or to notify the Employer of any of his/her address changes promptly, any and all legal consequences incurred thereof shall be borne by the Employee.)

Article 1 Basis and Principles

1.1 This Employment Agreement (the “Agreement”) is made and entered into by and between Party A and Party B in accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China, and relevant laws and regulations based on the principles of legality, fairness, equality, voluntariness, consensus, and good faith.

Article 2 Term

2.1 The Agreement is:

A fixed-term employment agreement. The term is three years, from to (the “Term”), with a probation period of    \ month(s), from  ___\_____ to _______\_______.

2.2 During the probation period, Party A may terminate the Agreement immediately without giving any economic compensation to Party B provided that Party B has any of the following circumstances which shall be deemed as nonconformity with the employment conditions:

(1) Where Party B fails to meet the recruitment conditions;

(2) Where any educational background, personal resume, work experience, skill or health certificate, or any other information provided by Party B, or anything in the Personnel Profile completed by Party B, is inconsistent with facts or false;

(3) Where Party B fails to complete any job, job indicator or task according to Party A’s requirements, or fails to pass relevant performance assessments;

(4) Where Party B seriously violates any of Party A’s labor disciplines or rules and regulations (the “Rules”); or

(5) Other circumstances stipulated by laws and regulations or the Rules.

Article 3 Job Description and Location

3.1 Party A arranges Party B to take up the position of _______in ______ as required by Party A’s production and operation.

3.2 Party B must complete his/her tasks on time with guaranteed quality and quantity in accordance with the task arrangements of Party A and the determined job responsibilities and specifications.

3.3 Party A may adjust Party B’s department, position or location based on its work needs or changes in its production and operation, combined with Party B’s health, capabilities and assessment results, while Party B shall obey Party A’s arrangements.

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Article 4 Working Hours, Vacation and Holidays

4.1 Party A implements the following standard working hour system:

4.2 If Party A arranges Party B to work overtime according to work needs, it must pay overtime wages or arrange time off in accordance with relevant national and local regulations. Party B’s initiative to work overtime must be submitted for approval in accordance with the procedures stipulated in the Rules, otherwise it will not be regarded as overtime.

4.3 Party B enjoys statutory holidays, annual leave, marriage and funeral leave, maternity leave, sick leave, and personal leave, among others.

Article 5 Compensation

5.1 Party B’s monthly salary before taxes is RMB________, and the probation period is \ month(s).

Party A pays Party B’s salaries based on Party B’s position and job responsibilities, and offers bonuses based on the Employer’s performance and Party B’s performance and work efficiency. The salaries paid by Party A to Party B shall not be lower than the minimum salary standard of the year announced by the local government.

5.2 Party A may adjust Party B’s salaries according to the changes in Party B’s years of service, education, and professional title and based on its production and operation; it can also adjust Party B’s salaries according to Party B’s job, position, job responsibilities and performance assessments among others.

5.3 Party A pays Party B his/her salaries of the previous month in full on the tenth day of each month which can be advanced or delayed in case of holidays.

5.4 In order to resolve any dispute in a timely manner, both parties agree that if Party B has any objection to the salaries received, he/she shall submit the objection to Party A’s personnel department in writing within 7 days after signing his/her pay slip in that month, otherwise it shall be deemed that Party B has no objection.

Article 6 Social Insurance and Benefits

6.1 Party A shall pay corresponding social insurance premiums for Party B in accordance with relevant national and local laws and regulations.

6.2 In accordance with relevant national and local laws and regulations, Party B must pay part of the insurance and tax expenses which shall be borne by the individual, and such expenses shall be withheld from Party B’s salaries by Party A at the time of paying the salaries.

6.3 Party A pays corresponding social insurance premiums for Party B in accordance with relevant national and local laws and regulations, but if Party A fails to make the said payment due to Party B’s personal reasons, any and all consequences incurred thereof shall be borne by Party B;

6.4 Party A withholds any other corresponding expenses that should be paid by Party B when paying the salaries to Party B. Any benefits that Party B shall enjoy regarding any occupational disease, work-related injury, family planning or holidays shall be subject to relevant laws, regulations and policies.

Article 7 Labor Protection, Labor Conditions and Protection from Occupational Hazards

7.1 Party A shall establish job specifications, operating procedures, and labor safety and health systems in accordance with relevant national laws and regulations.

7.2 Party A provides Party B with a safe and hygienic working environment that conforms to national regulations.

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7.3 Party A shall provide Party B with personal protective equipment (PPE) necessary for his/her job in accordance with relevant national regulations.

7.4 Party B must strictly follow the job specifications, operating procedures, and labor safety and health systems specified by Party A, and consciously prevent any accident or occupational disease from occurring.

7.5 Party A shall provide Party B with business and skill training and education on professional ethics, labor safety, health and other rules and regulations necessary for his/her job.

Article 8 Performance and Modification

8.1 After the Agreement is concluded according to law, both parties shall fully perform their respective obligations hereunder.

8.2 Party A and Party B may change anything in the Agreement in writing after reaching an agreement through negotiations, and each party shall hold a counterpart of the changed Agreement. If such negotiations fail, both parties shall continue to perform the Agreement.

Article 9 Rescission

9.1 Both parties may rescind the Agreement after reaching an agreement through negotiations, and such rescission shall be confirmed in writing.

9.2 Party B may rescind the Agreement upon giving a 30-day written notice to Party A. During the probation period, Party B may rescind the Agreement upon giving a 3-day notice to Party A.

9.3 During the probation period, Party A may rescind the Agreement upon giving a notice to Party B before the end of the probation period; otherwise, Party B shall be deemed to have passed the probation period and be a regular employee.

Party A may rescind the Agreement provided that Party B meets any of the following circumstances:

(1) Where it is proved that Party B does not meet the employment conditions during the probation period;

(2) Where any educational background, personal resume, work experience, skill or health certificate, or any other information provided by Party B, or anything in the Personnel Profile completed by Party B, is inconsistent with facts or false;

(3) Where Party B seriously violates the Rules or commits serious violations of duty or corrupt practices, causing significant damages to Party A;

(4) Where Party B has a labor relationship with other employers at the same time, which has a serious impact on performing the tasks assigned by Party A, or he/she refuses to correct upon request by Party A;

(5) Where Party B uses fraudulent or coercive means or capitalizes on Party A’s difficulties to cause Party A to conclude or modify the Agreement against its true intentions, rendering the Agreement invalid;

(6) Where Party B is held criminally responsible according to law;

(7) Where Party B can engage in neither his/her original work nor any other work arranged by Party A after the expiration of medical treatment for Party B’s illnesses or non-work-related injuries;

(8) Where Party B is not competent for his/her job, and remains so after training or job adjustment;

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(9) Where the Agreement becomes impossible or impractical due to any significant change in the objective conditions assumed when the Agreement is concluded, and both parties cannot reach an agreement on agreement modifications even through negotiations; or

(10) Where Party A really needs to downsize its employees due to serious difficulties in its production and operation.

Article 10 Termination and Renewal

10.1 The Agreement may be terminated in any of the following circumstances:

(1) Where the Agreement expires;

(2) Where Party B begins to enjoy basic pension insurance benefits according to law;

(3) Where Party B dies, or is declared dead or missing by the competent people’s court;

(4) Where Party A is declared bankrupt according to law;

(5) Where Party A has its business license revoked, is ordered by the authorities to close down or to be canceled, or decides to be earlier dissolved; or

(6) Where Party B finds himself/herself in other circumstances stipulated in laws or administrative statutes.

10.2 Provided that any of the circumstances specified in Article 42 of the Labor Contract Law of the People’s Republic of China occurs upon expiry of the Agreement, the Agreement shall be renewed and not be terminated until the said circumstance disappears. Notwithstanding the foregoing, the termination of the Agreement of anyone who loses or partly loses his/her ability to work shall be subject to the national regulations on work-related injury insurance according to the second subparagraph of Article 42 of the Labor Contract Law of the People’s Republic of China.

10.3 Party A shall determine the renewal matters with Party B one month before the Agreement expires, and if not, the Agreement shall be terminated.

Article 11 Economic Compensation

11.1 Any and all economic compensation arising from the rescission or termination of the Agreement shall be subject to the relevant provisions of the Labor Contract Law of the People’s Republic of China.

Article 12 Confidentiality

12.1 Party B must follow the confidentiality rules of Party A.

12.2 Party B promises that during the Term, Party B shall be obliged to strictly keep confidential all the information and materials obtained from his/her job, including, but not limited to, information on Party A’s business, technology, customer relations, finance, marketing and other business information (the “Confidential Information”), and shall not disclose the Confidential Information to any third party.

12.3 Party B shall indemnify Party A from any and all losses caused by any of Party B’s violations against its confidentiality obligations to disclose the Confidential Information; and if any of such violations involves any crime, it shall be referred to the judicial authorities.

12.4 Party B’s obligation of confidentiality hereunder shall survive after the termination or cancellation of the Agreement.

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Article 13 Non-competition

13.1 Based on the extent to which Party B knows Party A’s secrets, both parties agree on the following non-competition terms:

(1) After the Agreement is canceled or terminated by both parties, Party B’s non-competition period is one year (two years at most), calculated from the date of such cancelation or termination.

(2) During the non-competition period, Party B shall not join any other employer which produces or operates similar products, or is engaged in similar activities, and has a competitive relationship with the Employer, or run his/her own business producing or operating similar products or engaged in similar activities. The non-competition areas include Party B’s location, all areas where Party A has a presence, and any other areas that Party A intends to develop or is developing.

(3) During the non-competition period, Party A shall pay Party B financial compensation on a monthly basis, and the specific amount shall be determined based on the local minimum salary standard and price and consumption levels, and the principle of ensuring Party B’s basic life among others.

(4) If Party B violates the foregoing non-competition clause, it shall be liable for liquidated damages, equal to his/her base salary of one month. In addition to assuming the agreed liability for breach of Agreement, Party B shall also indemnify Party A from any and all financial losses incurred thereof.   The Employer will recover any and all economic losses incurred thereof according to the maximum appeal limit permitted by the law.

Article 14 Work Transition and Resignation Procedures

14.1 Regardless of any form of termination or rescission of the labor relationship, Party B must go through the work transition and resignation procedures, which shall be subject to the Administrative Measures for Employment and Resignation of Party A.

14.2 Party A has the right to claim compensation for any and all financial losses caused by Party B’s failure to complete his/her work transition and resignation procedures in a timely manner, and any and all legal liabilities arising therefrom shall be borne by Party B.

14.3 Party B shall perform the following obligations upon rescission or termination of the Agreement:

(1) Hand over work to a person designated by Party A;

(2) Return Party A’s office supplies, documents, equipment and other tangible or intangible assets, held by him/her, in good condition;

(3) Completely transfer any medium containing Party A’s information to Party A;

(4) Complete the resignation procedures stipulated by Party A and go through relevant resignation formalities; and

(5) Other affairs.

14.4 Party A shall perform the following obligations upon cancellation or termination of the Agreement:

(1) Handle the procedures for cancellation or termination of the labor relationship for Party B;

(2) Handle the transfer procedures of archives and social insurance for Party B within 15 days from the date of termination of the labor relationship (Party A shall not be liable for failure to complete the procedures in time due to Party B’s reasons); and

(3) Upon requested by Party B, Party A shall truthfully issue the track record or performance certificate of Party B during his employment.

Article 15 Liabilities for Breach of Contract

15.1 If one party violates the Agreement and causes any financial loss to the other party, the breaching party shall indemnify the other party from any and all actual losses caused by such breach.

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15.2 If Party B violates his/her obligation of the service period or non-competition, it shall pay Party A corresponding liquidated damages; and shall be liable for indemnifying Party A from any and all financial losses caused therefrom.

Article 16 Dispute

16.1 If any labor dispute arises from the performance of the Agreement or from other matters, it shall be settled by both parties through friendly negotiations; and if such negotiations fail, the dispute shall be submitted for arbitration in accordance with labor dispute arbitration procedures.

Article 17 Supplementary Provisions

17.1 Other matters agreed by both parties:

1）

2）

17.2 The Agreement is made in duplicate, with each party holding one, all of which shall have the same force and effect.

17.3 The Agreement shall come into effect after Party B signs and Party A affixes its official seal.

Party A: Shanghai Fendan Information Technology Co., Ltd	Party B:
[Company Seal Affixed Here]	(Signature)
Date:	Date:

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